Exhibit 10.1
CONTRIBUTION, CONVEYANCE
AND ASSUMPTION AGREEMENT
     THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of July 2, 2007, is entered into by and among SPECTRA ENERGY PARTNERS, LP, a Delaware limited partnership (“MLP”), SPECTRA ENERGY PARTNERS OLP, LP, a Delaware limited partnership (“OLP”), SPECTRA ENERGY PARTNERS GP, LLC, a Delaware limited liability company (“SEP GP LLC”), SPECTRA ENERGY PARTNERS OLP GP, LLC, a Delaware limited liability company (“OLP GP”), SPECTRA ENERGY PARTNERS (DE) GP, LP, a Delaware limited partnership (“SEP GP LP”), SPECTRA ENERGY TRANSMISSION, LLC, a Delaware limited liability company (“SET”), SPECTRA ENERGY SOUTHEAST PIPELINE CORP, a Delaware corporation (“SESPC”), SPECTRA ENERGY CAPITAL LLC, a Delaware limited liability company (“Spectra Capital”), EAST TENNESSEE NATURAL GAS, LLC, a Tennessee limited liability company (“East Tennessee”), EGAN HUB STORAGE, LLC, a Delaware limited liability company (“Egan”), MOSS BLUFF HUB LLC, a Delaware limited liability company (“Moss Bluff”) and MARKET HUB PARTNERS HOLDING, LLC, a Delaware limited liability company (“Market Hub”). The parties to this agreement are collectively referred to herein as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Section 1.1.
RECITALS
     WHEREAS, SET and SEP GP LP have formed MLP, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by SEP GP LP and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.
     WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, the following actions have been taken prior to the date hereof:
          1. SET formed SEP GP LLC, under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed $1,000 in exchange for all of the member interests in SEP GP LLC.
          2. SEP GP LLC and SET formed SEP GP LP, under the terms of the Delaware LP Act, to which SEP GP LLC contributed $10.00 and SET contributed $990.00 in exchange for a 1.00% general partner interest and 99.00% limited partner interest, respectively.
          3. SEP GP LP and SET formed MLP, under the terms of the Delaware LP Act, to which SEP GP LP contributed $60 and SET contributed $2,940 in exchange for a 2% general partner interest and 98% limited partner interest (the “SET MLP Interest”), respectively.
          4. MLP formed OLP GP under the terms of the Delaware LLC Act, and contributed $1,000 in exchange for all of the member interests in OLP GP.

          5. OLP GP and MLP formed OLP, under the terms of the Delaware LP Act, to which OLP GP contributed $0.01 and MLP contributed $999.99 in exchange for a 0.001% general partner interest and 99.999% limited partner interest, respectively.
          6. SET formed Spectra Energy MHP Holding, LLC, a Delaware limited liability company (“SET MHP”), under the terms of the Delaware LLC Act, and contributed $1,000 in exchange for all of the member interests in SET MHP.
          7. SET formed Spectra Energy Southeast MHP Holding, LLC, a Delaware limited liability company (“SESPC MHP”), under the terms of the Delaware LLC Act, and contributed $1,000 in exchange for all of the member interests in SESPC MHP.
          8. SET formed Spectra Energy Partners MHP Holding, LLC, a Delaware limited liability company (“SEP MHP”), under the terms of the Delaware LLC Act, and contributed $1,000 in exchange for all of the member interests in SEP MHP.
          9. SET formed Spectra GP MHP Holding, LLC, a Delaware limited liability company (“GP MHP”), under the terms of the Delaware LLC Act, and contributed $1,000 in exchange for all of the member interests in GP MHP.
          10. Market Hub formed Moss Bluff under the terms of the Delaware LLC Act and contributed $1,000 in exchange for all of the member interests in Moss Bluff.
          11. Moss Bluff Hub Partners, L.P. merged with and into Moss Bluff under the terms of the Delaware LLC Act and Delaware LP Act with Moss Bluff surviving.
          12. Moss Bluff Hub Partners, L.L.C. dissolved under the terms of the Delaware LLC Act and liquidated its assets into Market Hub.
     WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following matters shall occur:
          1. Each of East Tennessee, Egan and Moss Bluff will distribute approximately all of their cash and accounts receivable as of the closing of the Offering (“Closing Time”) to their respective equity owners, and each such equity owner will in turn distribute these accounts receivable to their equity owners, and this process of distributions will continue until such accounts receivable are distributed to SET.
          2. Market Hub will distribute all of its member interests in Copiah Storage LLC, a Delaware limited liability company (“Copiah”), and Spectra Energy County Line, LLC, a Delaware limited liability company (“County Line”), and all of its stock in TPC Storage Holding Corp., a Delaware corporation (“TPC”), to SET.
          3. SESPC, MLP and East Tennessee, will enter into an indemnity agreement pursuant to which MLP will indemnity East Tennessee for $150 million in indebtedness and SESPC will in turn indemnify MLP for the same amount.

          4. SET will convey its limited partner interests in SEP GP LP and MLP to SESPC as a capital contribution.
          5. SET will convey a 0.1% member interest in Market Hub to SESPC MHP as a capital contribution.
          6. SET will convey a 49.9% member interest in Market Hub to SET MHP as a capital contribution.
          7. SET will convey a member interest in Market Hub to GP MHP with a value equal to (a) 1% of 2% of the sum of the equity value of MLP at the Closing plus (b) the amount of any cash distributed or conveyed as part of a redemption to SEP GP LP by MLP at the Closing (the “Market Hub GP Interest”) as a capital contribution.
          8. SET will convey a member interest in Market Hub to SEP MHP with a value equal to 50% of Market Hub less the Market Hub GP Interest (the “Market Hub Remainder Interest”) as a capital contribution.
          9. SET will convey a 100% member interest in GP MHP to SEP GP LLC as a capital contribution.
          10. SET will convey a 100% member interest in East Tennessee to SESPC as a capital contribution.
          11. SET will convey (a) its 100% interest in SESPC MHP to SESPC as a capital contribution and (b) its 100% membership interest in SEP MHP to MLP in exchange for the right to receive (i) 7,712,852 Common Units in MLP (representing a 11.41% interest) and (ii) 5,037,637 Sub Units in MLP (representing a 7.45% interest) (the “Deferred Consideration”) and the right to receive $25,707,958 to reimburse SET for certain capital expenditures.
          12. SEP GP LLC will convey a 100% membership interest in GP MHP to SEP GP LP as a capital contribution and in exchange for the right to receive $292,042 to reimburse SEP GP LLC for certain capital expenditures related to Market Hub.
          13. SESPC will convey a membership interest in Gulfstream Natural Gas System, L.L.C., a Delaware limited liability company (“Gulfstream”), to SEP GP LP with a value equal to (a) 99% of 2% of the sum of the equity value of MLP at the Closing plus (b) the amount of any cash distributed or conveyed as part of a redemption to SEP GP LP by MLP at the Closing (the “Gulfstream GP Interest” and together with SEP GP LP’s 100% interest in GP MHP, the “Interest”)) as a capital contribution.
          14. Market Hub will file a certificate of conversion with the Delaware Secretary of State to convert into a general partnership named Market Hub Partners Holding (“Market Hub GP”) under the Delaware Revised Uniform Partnership Act.
          15. SEP GP LP will contribute the Interest to MLP in exchange for (a) a continuation of its 2% general partner interest in MLP, (b) 1,500,000 Common Units, (c) the issuance of the IDRs of MLP, (d) the right to receive $318,987,500 sourced to new indebtedness recourse to SEP GP LP (the “Initial Recourse Debt”) and (e) the right to receive $292,042 to reimburse SEP GP LP for certain capital expenditures.
          16. SESPC will contribute its 100% member interests in East Tennessee and a member interest in Gulfstream equal to 24.5% of Gulfstream less the Gulfstream GP Interest (the “Gulfstream Remainder Interest”) to MLP in exchange for (a) 25,417,028 Common Units in MLP (representing a 37.59% interest) and (b) 16,601,093 Sub Units in MLP (representing a 24.55% interest).
          17. SET will receive, in exchange for the interest it conveyed in paragraph 12 above (a) the Deferred Compensation and (b) the right to receive $25,707,958 to reimburse SET for certain capital expenditures.
          18. MLP will redeem and cancel the SET MLP Interest in exchange for $2,940 payable to SESPC.
          19. The public, through the Underwriters, will contribute $253.0 million in cash, less the net amount of $15,812,500 payable to the Underwriters after taking into account the Underwriters’ discount, the structuring fees payable to Citigroup Global Markets Inc. (“Citigroup”) and Lehman Brothers Inc. (“Lehman”) and the Underwriters’ reimbursement of certain expenses incurred by MLP in connection with the Offering, in exchange for 11,500,000 Common Units in MLP (representing a 17.0% interest).
          20. MLP will (a) pay transaction expenses associated with the transactions contemplated by this Agreement in the amount of approximately $7.2 million (exclusive of the Underwriter’s spread but including debt placement costs), (b) distribute $25,707,958 to SET to reimburse SET for certain capital expenditures, (c) distribute $292,042 to SEP GP LP to reimburse SEP GP LP for certain capital expenditures, (d) contribute $10.0 million in the aggregate to OLP to replenish working capital (of which 0.001% of such contribution will be made to OLP on behalf of OLP GP), and (e) contribute $194.0 million in cash and its membership interests in East Tennessee, Gulfstream, SEP MHP and GP MHP to OLP as a capital contribution (of which 0.001% of such contribution will be made to OLP on behalf of OLP GP).
          21. GP MHP will merge with and into SEP MHP under the Delaware LLC Act with SEP MHP surviving.
          22. OLP will buy U.S. Treasury securities or other qualifying securities permitted to be pledged as collateral pursuant to the terms of the Term Loan Capacity under the Credit Agreement (the “Securities”) for $194.0 million in cash and will incur the Initial Recourse Debt by borrowing $319.0 million from lenders using the Securities as collateral security for all of the borrowings under the Term Loan Capacity under the Credit Agreement with MLP guaranteeing the Initial Recourse Debt.

          23. OLP will distribute the borrowed funds of $319.0 million to MLP (of which 0.001% of such distribution will be made to MLP on behalf of OLP GP) and MLP, in turn, will distribute the funds (less the Redemption Price) to SEP GP LP.
          24. MLP will redeem from SEP GP LP 1,500,000 Common Units in exchange for a distribution of borrowed funds of $30.94 million (the “Redemption Price”).
          25. SEP GP LP will loan the funds to Spectra Capital distributed to it and provided to it as part of the Redemption Price pursuant to the preceding paragraphs 23 and 24.
          26. SEP GP LP will distribute $292,042 to SEP GP LLC to reimburse it for certain capital expenditures and SEP GP LLC will in turn distribute such cash to SET.
          27. The partnership agreements, agreements of limited partnership and the limited liability company agreements of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and as may be contained in this Agreement.
     NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:
ARTICLE 1
DEFINITIONS
          Section 1.1 The following capitalized terms shall have the meanings given below.
          (a) “Agreement” means this Contribution, Conveyance and Assumption Agreement.
          (b) “Common Unit” has the meaning assigned to such term in the Partnership Agreement.
          (c) “Credit Agreement” means the $500 million Credit Agreement, dated as of May 24, 2007, among the OLP as the borrower, MLP as the parent guarantor and Wachovia Bank, National Association as administrative agent for the lenders named therein.
          (d) “Effective Time” shall mean 8:00 a.m. New York, New York time on July 2, 2007.
          (e) “IDRs” means “Incentive Distribution Rights” as such term is defined in the Partnership Agreement.
          (f) “MLP” has the meaning assigned to such term in the opening paragraph of this Agreement.
          (g) “Offering” means the initial public offering by MLP of Common Units.

          (h) “Omnibus Agreement” means that certain Omnibus Agreement of even date herewith, among SET, SEP GP LLC, SEP GP LP and MLP.
          (i) “Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Spectra Energy Partners, LP dated as of July 2, 2007.
          (j) “Partnership Group” has the meaning assigned to such term in the Omnibus Agreement.
          (k) “Registration Statement” means the registration statement on Form S-1 (Registration No. 333-141687) filed by MLP relating to the Offering.
          (l) “Sub Unit” means “Subordinated Unit” as such term is defined in the Partnership Agreement.
          (m) “Term Loan Capacity” means the term loan capacity under the Credit Agreement.
          (n) “Underwriters” means Citigroup Global Markets Inc., Lehman Brothers Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Wachovia Capital Markets, LLC, A.G. Edwards & Sons, Inc. and Raymond James & Associates, Inc.
ARTICLE 2
CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS
          Section 2.1 Distribution of Working Capital Assets by East Tennessee. East Tennessee hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to SET, its successors and assigns, for its use forever, all of its cash and accounts receivable as of the Closing Time. SET hereby accepts such cash and accounts receivable as a distribution.
          Section 2.2 Distribution of Working Capital Assets by Egan. Egan hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to SET, its successors and assigns, for its use forever, all of its cash and accounts receivable as of the Closing Time. SET hereby accepts such cash and accounts receivable as a distribution.
          Section 2.3 Distribution of Working Capital Assets by Moss Bluff. Moss Bluff hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to SET, its successors and assigns, for its use forever, all of its cash and accounts receivable as of the Closing Time. SET hereby accepts such cash and accounts receivable as a distribution.
          Section 2.4 Distribution of Copiah by Market Hub. Market Hub hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to SET, its successors and assigns, for its use forever, all right, title and interest in and to all of its member interest in Copiah. SET hereby accepts such member interest in Copiah as a distribution.
          Section 2.5 Distribution of County Line by Market Hub. Market Hub hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to SET, its successors and assigns, for its use forever, all right, title and interest in and to all of its member interest in County Line. SET hereby accepts such member interest in County Line as a distribution.
          Section 2.6 Distribution of TPC by Market Hub. Market Hub hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to SET, its successors and assigns, for its use forever, all right, title and interest in and to all of its shares of TPC common stock. SET hereby accepts such shares of common stock in TPC as a distribution.
          Section 2.7 Indemnification by MLP and SESPC of East Tennessee Indebtedness. The Parties acknowledge that MLP, SESPC and East Tennessee have entered into indemnity agreements pursuant to which MLP will indemnify East Tennessee for $150 million in indebtedness and SESPC will indemnify MLP for the same amount.
          Section 2.8 Conveyance of SEP GP LP Limited Partner Interest to SESPC. SET hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to SESPC, its successors and assigns, for its and their own use forever, all right, title and interest in and to all of its limited partner interest in SEP GP LP, as a capital contribution, and SESPC hereby accepts such limited partner interest in SEP GP LP as a contribution to the capital of SESPC.
          Section 2.9 Conveyance of MLP Limited Partner Interest to SESPC. SET hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to SESPC, its successors and assigns, for its and their own use forever, all right, title and interest in and to all of its limited partner interest in MLP, as a capital contribution, and SESPC hereby accepts such limited partner interest in MLP as a contribution to the capital of SESPC.
          Section 2.10 Conveyance of 0.1% Market Hub Member Interest to SESPC MHP. SET hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to SESPC MHP, its successors and assigns, for its and their own use forever, all right, title and interest in and to a 0.1% member interest in Market Hub, as a capital contribution, and SESPC MHP hereby accepts such member interest in Market Hub as a contribution to the capital of SESPC MHP.
          Section 2.11 Conveyance of 49.9% Market Hub Member Interest to SET MHP. SET hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to SET MHP, its successors and assigns, for its and their own use forever, all right, title and interest in and to a 49.9% member interest in Market Hub, as a capital contribution, and SET MHP hereby accepts such member interest in Market Hub as a contribution to the capital of SET MHP.
          Section 2.12 Conveyance of Market Hub GP Interest to GP MHP. SET hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to GP MHP, its successors and assigns, for its and their own use forever, all right, title and interest in and to all of the Market Hub GP Interest, as a capital contribution, and GP MHP hereby accepts such member interest in Market Hub as a contribution to the capital of GP MHP.

          Section 2.13 Conveyance of Market Hub Remainder Interest to SEP MHP. SET hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to SEP MHP, its successors and assigns, for its and their own use forever, all right, title and interest in and to all of the Market Hub Remainder Interest, as a capital contribution, and SEP MHP hereby accepts such member interest in Market Hub as a contribution to the capital of SEP MHP.
          Section 2.14 Conveyance of GP MHP Member Interest to SEP GP LLC. SET hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to SEP GP LLC, its successors and assigns, for its and their own use forever, all right, title and interest in and to all of its member interest in GP MHP, as a capital contribution, and SEP GP LLC hereby accepts such member interest in GP MHP as a contribution to the capital of SEP GP LLC.
          Section 2.15 Conveyance of East Tennessee Member Interest to SESPC. SET hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to SESPC, its successors and assigns, for its and their own use forever, all right, title and interest in and to all of its member interest in East Tennessee, as a capital contribution, and SESPC hereby accepts such member interest in East Tennessee as a contribution to the capital of SESPC.
          Section 2.16 Conveyance of SESPC MHP to SESPC. SET hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to SESPC, its successors and assigns, for its and their own use forever, all right, title and interest in and to all of its member interest in SESPC MHP, as a capital contribution, and SESPC hereby accepts such member interest in SESPC MHP as a contribution to the capital of SESPC.
          Section 2.17 Conveyance of SEP MHP to MLP. SET hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to MLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to all of its member interest in SEP MHP, as a capital contribution, in exchange for the right to receive the Deferred Consideration and the right to receive $25,707,958 to reimburse SET for certain capital expenditures, and MLP hereby accepts such member interests in SEP MHP as a contribution to the capital of MLP.
          Section 2.18 Conveyance of GP MHP Member Interest to SEP GP LP. SEP GP LLC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to SEP GP LP, its successors and assigns, for its and their own use forever, all right, title and interest in and to all of its member interest in GP MHP, as a capital contribution, in exchange for the right to receive $292,042 to reimburse SEP GP LLC for certain capital expenditures, and SEP GP LP hereby accepts such member interest in GP MHP as a contribution to the capital of SEP GP LP.
          Section 2.19 Contribution of Gulfstream GP Interest to SEP GP LP. SESPC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to SEP GP LP, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Gulfstream GP Interest, as a capital contribution, and SEP GP LP hereby accepts such interest as a contribution to the capital of SEP GP LP.

          Section 2.20 Conversion of Market Hub to Market Hub GP. The Parties acknowledge that Market Hub has adopted a certificate of conversion and pursuant thereto has converted to Market Hub GP.
          Section 2.21 Contribution of the Interest by SEP GP LP to MLP. SEP GP LP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to MLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Interest, as a capital contribution, in exchange for (a) a continuation of its 2% general partner interest in MLP, (b) 1,500,000 Common Units, (c) the issuance of the IDRs, (d) the right to receive the proceeds of the Initial Recourse Debt and (e) the right to receive $292,042 to reimburse it for certain capital expenditures, and MLP hereby accepts the Interest as a contribution to the capital of MLP.
          Section 2.22 Contribution of East Tennessee Member Interest and Gulfstream Remainder Interest to MLP. SESPC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to MLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to all of its member interest in East Tennessee and the Gulfstream Remainder Interest, as a capital contribution, in exchange for the right to receive (a) 25,417,028 Common Units, representing a 37.59% interest in MLP and (b) 16,601,043 Sub Units, representing a 24.55% interest in MLP, and MLP hereby accepts such member interest in East Tennessee and the Gulfstream Remainder Interest as a contribution to the capital of MLP.
          Section 2.23 Payment of Deferred Consideration. The Parties acknowledge the issuance by MLP to SET of the Deferred Consideration in accordance with its right to receive it pursuant to Section 2.17.
          Section 2.24 Redemption of SET MLP Interest; Distribution to SEP GP LP. MLP hereby redeems the SET MLP Interest from SESPC and retires the SET MLP Interest in exchange for a payment in cash to SESPC equal to an aggregate $2,940.
          Section 2.25 Public Cash Contribution. The Parties acknowledge a capital contribution by the public through the Underwriters to MLP of $253.0 million in cash ($237.2 million net to MLP after taking into account the Underwriters’ discount and the structuring fees payable to Citigroup and Lehman and the Underwriters’ reimbursement of certain expenses incurred by MLP in connection with the Offering) in exchange for 11,500,000 Common Units, representing a 17% interest in MLP.
          Section 2.26 Payment of Transaction Costs. The Parties acknowledge (a) the payment by MLP, in connection with the transactions contemplated by this Agreement, of transaction expenses in the amount of approximately $7.2 million (exclusive of the Underwriter’s spread but including debt placement costs), (b) the distribution by MLP of $25,707,958 to SET to reimburse it for certain capital expenditures pursuant to Section 2.17 above, (c) the distribution by MLP of $292,042 to SEP GP LP to reimburse it for certain capital expenditures and (d) the contribution by MLP of approximately $10.0 million to OLP (of which 0.001% is being contributed on behalf of OLP GP) to replenish working capital.

          Section 2.27 Contribution of Member Interest in Gulfstream, East Tennessee, SEP MHP, GP MHP and Cash to OLP. MLP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to OLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to its member interest in Gulfstream, East Tennessee, SEP MHP and GP MHP and $194.0 million in cash (of which 0.001% is being contributed on behalf of OLP GP), as a capital contribution, and OLP hereby accepts such member interests and cash as a contribution to the capital of OLP.
          Section 2.28 Merger of GP MHP with and into SEP MHP. The Parties acknowledge that GP MHP has adopted a certificate and plan of merger and pursuant thereto has merged with and into SEP MHP with SEP MHP surviving.
          Section 2.29 Purchase of Securities by OLP and Incurrence of Initial Recourse Debt by OLP. The Parties acknowledge (a) the purchase by OLP of $194.0 million in principal amount of Securities, (b) the incurrence of the Initial Recourse Debt by OLP, (c) the pledge of the Securities referred to in clause (a) of this Section 2.29 as collateral for the borrowings under the Term Loan Capacity under the Credit Agreement and (d) the guarantee of the Initial Recourse Debt by MLP.
          Section 2.30 Distribution of Proceeds from Initial Recourse Debt by OLP to MLP. OLP hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to MLP, its successors and assigns, for its use forever, all right, title and interest in and to cash in an amount equal to the principal amount of the Initial Recourse Debt (of which 0.001% of such distribution is being made on behalf of OLP GP).
          Section 2.31 Distribution of Cash by MLP to SEP GP LP. MLP hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to SEP GP LP, its successors and assigns, for its and their own use forever, all right, title and interest in and to cash in an amount equal to the amount to be received by MLP pursuant to Section 2.30 less the Redemption Price.
          Section 2.32 Redemption of Common Units. MLP hereby redeems 1,500,000 Common Units held by SEP GP LP in exchange for the distribution of borrowed funds equal to the Redemption Price.
          Section 2.33 Loan of Cash by SEP GP LP to Spectra Capital. SEP GP LP hereby loans to Spectra Capital cash in an amount equal to the aggregate amount received by SEP GP LP pursuant to Sections 2.31 and 2.32 and, in connection therewith, Spectra Capital agrees to execute a promissory note in the form attached hereto as Exhibit A as completed to reflect the principal amount of the loan from SEP GP LP to Spectra Capital.
          Section 2.34 Distribution of Cash by SEP GP LP to SEP GP LLC. SEP GP LP hereby distributes $292,042 to SEP GP LLC to reimburse it for certain capital expenditures, and SEP GP LLC, in turn, will distribute the funds to SET.

ARTICLE 3
ADDITIONAL TRANSACTIONS
[Intentionally omitted].
ARTICLE 4
TITLE MATTERS
          Section 4.1 Encumbrances.
          (a) Except to the extent provided in any other document executed in connection with this Agreement or the Offering, the contribution and conveyance (by operation of law or otherwise) of the various physical assets owned as reflected in this Agreement (collectively, the “Assets”) are made expressly subject to all recorded and unrecorded liens (other than consensual liens), encumbrances, agreements, defects, restrictions, adverse claims and all laws, rules, regulations, ordinances, judgments and orders of governmental authorities or tribunals having or asserting jurisdictions over the Assets and operations conducted thereon or in connection therewith, in each case to the extent the same are valid and enforceable and affect the Assets, including all matters that a current survey or visual inspection of the Assets would reflect.
          (b) To the extent that certain jurisdictions in which the Assets are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the provisions set forth in Section 4.1(a) immediately above shall also be applicable to the conveyances under such documents.
          Section 4.2 Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.
          (a) EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION THE OMNIBUS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THE ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE ASSETS, (B) THE INCOME TO BE DERIVED FROM THE ASSETS, (C) THE SUITABILITY OF THE ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR

FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE RESPECTIVE ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE RESPECTIVE ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE PARTIES. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, EACH OF THE PARTIES ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE ASSETS AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS, AND THE ASSETS ARE CONTRIBUTED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION SHALL SURVIVE SUCH CONTRIBUTION AND CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT.
          (b) The contributions of the Assets made under this Agreement are made with full rights of substitution and subrogation of the respective parties receiving such contributions, and all persons claiming by, through and under such parties, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the parties contributing the Assets, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Assets.
          (c) Each of the Parties agrees that the disclaimers contained in this Section 4.2 are “conspicuous” disclaimers. Any covenants implied by statute or law by the use of the words “grant,” “convey,” “bargain,” “sell,” “assign,” “transfer,” “deliver,” or “set over” or any of them or any other words used in this Agreement or any exhibits hereto are hereby expressly disclaimed, waived or negated.

          (d) Each of the Parties hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.
ARTICLE 5
FURTHER ASSURANCES
          Section 5.1 Further Assurances. From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.
          Section 5.2 Other Assurances. From time to time after the Effective Time, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. Without limiting the generality of the foregoing, the Parties acknowledge that the parties have used their good faith efforts to attempt to identify all of the assets being contributed to MLP or its subsidiaries as required in connection with the Offering. However, due to the age of some of those assets and the difficulties in locating appropriate data with respect to some of the assets it is possible that assets intended to be contributed to MLP or its subsidiaries were not identified and therefore are not included in the assets contributed to MLP or its subsidiaries. It is the express intent of the Parties that MLP or its subsidiaries own all assets necessary to operate the assets that are identified in this Agreement and in the Registration Statement. To the extent any assets were not identified but are necessary to the operation of assets that were identified, then the intent of the Parties is that all such unidentified assets are intended to be conveyed to the appropriate members of the Partnership Group. To the extent such assets are identified at a later date, the Parties shall take the appropriate actions required in order to convey all such assets to the appropriate members of the Partnership Group. Likewise, to the extent that assets are identified at a later date that were not intended by the parties to be conveyed as reflected in the Registration Statement, the Parties shall take the appropriate actions required in order to convey all such assets to the appropriate party.
ARTICLE 6
EFFECTIVE TIME
     Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article 2 or Article 3 of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article 2 and Article 3 of this Agreement shall be effective and operative in accordance with Section 7.1, without further action by any party hereto.
ARTICLE 7
MISCELLANEOUS
          Section 7.1 Order of Completion of Transactions. The transactions provided for in Article 2 and Article 3 of this Agreement shall be completed immediately following the Effective Time in the following order: first, the transactions provided for in Article 2 shall be completed in the order set forth therein; and second, following the completion of the transactions as provided in Article 2, the transactions, if they occur, provided for in Article 3 shall be completed.
          Section 7.2 Costs. Except for the transaction costs set forth in Section 2.26, OLP shall pay all expenses, fees and costs, including but not limited to, all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith. In addition, OLP shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Section 5.1 or Section 5.2.
          Section 7.3 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.
          Section 7.4 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
          Section 7.5 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

          Section 7.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.
          Section 7.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof.
          Section 7.8 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.
          Section 7.9 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an Amendment to this Agreement.
          Section 7.10 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This document and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.
          Section 7.11 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP, its general partner

By:	Spectra Energy Partners GP, LLC, its general partner

By:	/s/ C. Gregory Harper
	Name:	C. Gregory Harper
	Title:	President and Chief Executive Officer

SPECTRA ENERGY PARTNERS (DE) GP, LP
By:	Spectra Energy Partners GP, LLC, its general partner
By:	/s/ C. Gregory Harper
	Name:	C. Gregory Harper
	Title:	President and Chief Executive Officer

SPECTRA ENERGY PARTNERS GP, LLC
By:	/s/ C. Gregory Harper
	Name:	C. Gregory Harper
	Title:	President and Chief Executive Officer

[Signature Page to the Contribution, Conveyance and Assumption Agreement]

SPECTRA ENERGY PARTNERS OLP, LP
By:	Spectra Energy Partners OLP GP, LLC, its general partner
By:	/s/ C. Gregory Harper
	Name:	C. Gregory Harper
	Title:	President and Chief Executive Officer

SPECTRA ENERGY PARTNERS OLP GP, LLC
By:	/s/ C. Gregory Harper
	Name:	C. Gregory Harper
	Title:	President and Chief Executive Officer

SPECTRA ENERGY TRANSMISSION, LLC
By:	/s/ Martha B. Wyrsch
	Name:	Martha B. Wyrsch
	Title:	President and Chief Executive Officer

SPECTRA ENERGY SOUTHEAST PIPELINE CORP
By:	/s/ William S. Garner, Jr.
	Name:	William S. Garner, Jr.
	Title:	Vice President, General Counsel and Secretary

[Signature Page to the Contribution, Conveyance and Assumption Agreement]

SPECTRA ENERGY CAPITAL LLC
By:	/s/ Sabra L. Harrington
	Name:	Sabra L. Harrington
	Title:	Vice President, Chief Financial Officer and Controller

EAST TENNESSEE NATURAL GAS, LLC
By:	/s/ William S. Garner, Jr.
	Name:	William S. Garner, Jr.
	Title:	Vice President, General Counsel and Secretary

MARKET HUB PARTNERS HOLDING, LLC
By:	/s/ William S. Garner, Jr.
	Name:	William S. Garner, Jr.
	Title:	Vice President, General Counsel and Secretary

MOSS BLUFF HUB LLC
By:	/s/ William S. Garner, Jr.
	Name:	William S. Garner, Jr.
	Title:	Vice President, General Counsel and Secretary

EGAN HUB STORAGE, LLC
By:	/s/ William S. Garner, Jr.
	Name:	William S. Garner, Jr.
	Title:	Vice President, General Counsel and Secretary

[Signature Page to the Contribution, Conveyance and Assumption Agreement]

Exhibit A
PROMISSORY NOTE

$318,987,500	July 2, 2007
     FOR VALUE RECEIVED, the undersigned, Spectra Energy Capital LLC a Delaware limited liability company (the “Borrower”), promises to pay to the order of Spectra Energy Partners (DE) GP, LP, a Delaware limited partnership (the “Lender”), at its office at 5400 Westheimer Court, Houston, Texas 77056 ON DEMAND, the principal sum of THREE HUNDRED EIGHTEEN MILLION NINE HUNDRED EIGHTY SEVEN THOUSAND FIVE HUNDRED DOLLARS AND NO CENTS ($318,987,500.00), together with interest on the principal amount from time to time outstanding hereunder payable without necessity for demand therefor, as set forth herein.
     The Lender shall record on its books or records the principal amount of this Note and the principal balances from time to time outstanding. The record thereof shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay amounts owing under this Note.
     Interest on the principal amount from time to time outstanding hereunder shall accrue at an interest rate equal to the greater of 5.0% per annum or at the applicable short-term federal rate in effect under Section 1274(d) of the Internal Revenue Code of 1986, as amended, for the period in which interest is being accrued; provided, however, that upon the occurrence and during the continuance of any default by the Borrower in the payment of any amount due under this Note, interest shall accrue and be payable by the Borrower on such unpaid amount at a rate per annum equal to two percentage points above the rate otherwise applicable as set forth herein. Interest shall be due and payable on January 1, April 1, July 1 and October 1 of each year commencing on the date of this Note until paid or on the date on which the outstanding principal amount of this Note shall become due and payable upon demand or by acceleration. Interest shall be computed on the basis of a year of 365 (or 366, as the case may be) days and for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.
     Prepayments may be made on this Note at any time, without any penalty or premium. All payments hereunder shall be in such lawful money of the United States of America as shall be legal tender for public and private debts at the time of payment.
     This Note shall be governed by and construed in accordance with the laws of the State of Texas.

SPECTRA ENERGY CAPITAL LLC
By:
Name:
Title: